   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 2001
                                                     REGISTRATION NO. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                               BSQUARE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 WASHINGTON                                91-1650880
        (State or other jurisdiction                    (I.R.S. Employer
      of incorporation or organization)                Identification No.)

  3150 139TH AVENUE S.E., SUITE 500, BELLEVUE, WASHINGTON          98005-4081
         (Address of Principal Executive Offices)                  (Zip code)


            BSQUARE CORPORATION 2000 NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the Plan)

                                WILLIAM T. BAXTER
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        3150 139TH AVENUE S.E., SUITE 500
                         BELLEVUE, WASHINGTON 98005-4081
                     (Name and address of agent for service)

                                 (425) 519-5900
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                              LAURA A. BERTIN, ESQ.
                            MARK F. WORTHINGTON, ESQ.
                           SUMMIT LAW GROUP, P.L.L.C.
                       1505 WESTLAKE AVENUE N., SUITE 300
                            SEATTLE, WASHINGTON 98109

                         CALCULATION OF REGISTRATION FEE

==============================================================================================
                                                      PROPOSED     PROPOSED
                                                      MAXIMUM      MAXIMUM
  TITLE OF SECURITIES TO BE        AMOUNT TO BE       OFFERING    AGGREGATE       AMOUNT OF
          REGISTERED              REGISTERED (1)     PRICE PER     OFFERING   REGISTRATION FEE
                                                       SHARE        PRICE            (1)
==============================================================================================
  COMMON STOCK, NO PAR VALUE          63,300         $16.25(2)    $1,028,625       $257.16
    (CURRENTLY OUTSTANDING            120,000        $18.25(2)    $2,190,000       $547.50
           OPTIONS)
==============================================================================================
  COMMON STOCK, NO PAR VALUE          200,700        $ 3.10(3)    $  622,170       $155.54
(OPTIONS AVAILABLE FOR FUTURE
            GRANT)
==============================================================================================
            TOTAL                     384,000            --       $3,840,795       $960.20
==============================================================================================

(1) Based on shares subject to outstanding options or reserved for future issuance pursuant to the 2000 Non-Qualified Stock Option Plan as of September 19, 2001. In addition, this Registration Statement also covers an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding Common Stock.

(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the fixed exercise prices of options granted as of the filing date of this Registration Statement.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the Common Stock on September 24, 2001 as reported on the Nasdaq National Market, which was $3.10 per share.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        We hereby incorporate by reference in this registration statement the following documents:

        (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission (the "Commission") on March 26, 2001 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act");

        (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 9, 2001 pursuant to Section 13(a) of the Exchange Act;

        (c) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the Commission on August 9, 2001 pursuant to Section 13(a) of the Exchange Act; and

        (d) The description of our Common Stock contained in the registration statement on Form 8-A filed with the Commission on October 15, 1999 under
Section 12(g) of the Exchange Act, including any amendments or reports for the purpose of updating such description.

        All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.   DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended, provided they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Our amended and restated articles of incorporation and bylaws require us to indemnify our officers and directors to the fullest extent permitted by Washington law. Our directors and officers also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by us for such purpose.

        Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Our amended and restated articles of incorporation contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the registrant and its shareholders.

        We have entered into certain indemnification agreements with our officers and directors. The indemnification agreements provide our officers and directors with indemnification to the maximum extent permitted by the WBCA.

ITEM 7.   EXEMPTION OF REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8.   EXHIBITS.

Exhibit
Number          Exhibit
-------         -------
4.1             See the registrant's Amended and Restated Articles of
                Incorporation, as amended (incorporated by reference to
                the registrant's registration statement on Form S-1
                (File No. 333-44306) filed with the Securities and
                Exchange Commission on October 19, 1999 and the
                registrant's quarterly report on Form 10-Q (File No.
                000-27687) filed with the Securities and Exchange
                Commission on August 7, 2000) and the registrant's
                Bylaws (incorporated by reference to the registrant's
                registration statement on Form S-1 (File No. 333-44306)
                filed with the Securities and Exchange Commission on
                October 19, 1999) for provisions defining the rights of
                the holders of common stock
5.1             Opinion of Summit Law Group, P.L.L.C.
23.1            Consent of Arthur Andersen LLP, Independent Public Accountants
23.2            Consent of Summit Law Group, P.L.L.C. (included in opinion filed as Exhibit 5.1)
24.1            Power of Attorney (see page II-4 of this Registration Statement)
99.1            BSQUARE Corporation 2000 Non-Qualified Stock Option Plan

ITEM 9.   UNDERTAKINGS.

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 25th day of September, 2001.

                                     BSQUARE CORPORATION

                                     /s/ William T. Baxter
                                     ------------------------------
                                     By:  William T. Baxter
                                     Chairman of the Board, President and Chief
                                     Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William T. Baxter and Leila L. Kirske, or either of them, his true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact and his agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated above.

SIGNATURE                                TITLE

/s/ William T. Baxter
------------------------------------     Chairman of the Board, President and
William T. Baxter                        Chief Executive Officer
                                         (Principal Executive Officer)


/s/ Leila L. Kirske
------------------------------------     Chief Financial Officer
Leila L. Kirske                          (Principal Financial and Accounting
                                         Officer)

/s/ Jeffrey T. Chambers
------------------------------------     Director
Jeffrey T. Chambers

/s/ Scot E. Land
------------------------------------     Director
Scot E. Land

/s/ William Larson
------------------------------------     Director
William Larson

                                  EXHIBIT INDEX

Exhibit                                                                    Sequential
Number      Exhibit                                                        Page No.
-------     -------                                                        ----------
4.1         See the registrant's Amended and Restated Articles of
            Incorporation, as amended (incorporated by reference to the registrant's registration statement on Form S-1 (File No.
            333-44306) filed with the Securities and Exchange Commission on October 19, 1999 and the registrant's quarterly report on
            Form 10-Q (File No. 000-27687) filed with the Securities and
            Exchange Commission on August 7, 2000) and the registrant's
            Bylaws (incorporated by reference to the registrant's
            registration statement on Form S-1 (File No. 333-44306) filed with the Securities and Exchange Commission on October 19,
            1999) for provisions defining the rights of the holders of common stock
5.1         Opinion of Summit Law Group, P.L.L.C.                            II-6
23.1        Consent of Arthur Andersen LLP, Independent Public               II-7
            Accoutants

23.2        Consent of Summit Law Group, P.L.L.C. (included in opinion filed as Exhibit 5.1)
24.1        Power of Attorney (see page II-4 of this Registration
            Statement)
99.1        BSQUARE Corporation 2000 Non-Qualified Stock Option Plan         II-8